Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

Record 2021 Fourth-Quarter and Full-Year Financial Results

ARCHBOLD, OHIO, February 14, 2022, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2021 fourth quarter and twelve months ended December 31, 2021.

2021 Fourth Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased 13.4% to a quarterly record of $7.7 million, or $0.59 per basic and diluted share
•	Average shares outstanding increased 16.7% as a result of the Perpetual Federal Savings Bank Acquisition
•	Adjusted net income, excluding one-time tax adjusted acquisition expenses, increased 27.8% to $8.7 million
•	Adjusted earnings, excluding one-time tax adjusted acquisition expenses, increased 10.0% to $0.66 per basic and diluted share
•	Net interest income after provision for loan losses increased 38.7% to a quarterly record of $19.6 million
•	Fourth quarter after-tax income benefited from $0.3 million of accelerated fees associated with the Paycheck Protection Program (“PPP”) compared to $1.2 million in the 2020 fourth quarter
•	Net charge-offs to average loans were -0.01%, the third consecutive quarter at or below 0.00%
•	Adjusted return on average tangible equity, excluding one-time tax adjusted acquisition expenses, increased to 13.09% from 10.89% on a year-over-year basis
•	Increased the regular quarterly cash dividend payment by 11.8% to $0.19 per share

2021 Full-Year Financial Highlights Include (on a year-over-year basis unless noted):

•	Total loans increased 42.8% to $1.842 billion, and included $2.9 million of PPP loans
•	Total loans increased by 15.9% organically and without PPP loans
•	Total assets increased 38.2% to a record $2.638 billion
•	Deposits increased 37.4% to a record $2.193 billion
•	Net interest income after provision for loan losses increased 25.1% to $66.1 million
•	Net income increased 16.9% to an annual record of $23.5 million
•	Earnings increased 11.7% to an annual record of $2.01 per basic and diluted share
•	Adjusted net income, excluding one-time tax adjusted acquisition expenses, increased 32.5% to $26.6 million
•	Adjusted earnings, excluding one-time tax adjusted acquisition expenses, increased 26.7% to $2.28 per basic and diluted share
•	F&M raised its quarterly dividend payment two times during 2021, and the 2021 annual cash dividend increased 7.6% to $0.71 per share, representing the 27th consecutive annual dividend increase
•	Provided a record $435,000 of charitable donations to support organizations throughout Indiana and Ohio

“2021 is the seventh consecutive year F&M has produced record financial results, including record annual net income, earnings per share, loans, and dividends.  I am proud of our track record of earnings growth, strong asset quality, and returns to shareholders, which reflects the successful execution of our strategic growth plan, the dedication and hard work of our 387 team members, and the valuable financial services we provide our local communities.  Despite our recent success, we remain focused on becoming a $3.0 billion asset bank.  We believe 2022 will be a transformative year for F&M as we benefit from the three acquisitions we completed over the past 12 months, our 2021 office realignment initiative, and our recently opened offices and LPOs,” stated Lars B. Eller, President and Chief Executive Officer.

Mr. Eller continued, “As we execute against our strategic growth plan, we remain rooted in our communities and continue to focus on creating value for our shareholders, associates, and the markets in which we operate.  During 2021, F&M’s Board of Directors approved two increases to our regular quarterly dividend payment, which was up 7.6% over the prior year.  In fact, according to data from S&P Global Market Intelligence, of the nearly 800 publicly traded banks, F&M has the 11th longest track record of consecutive dividend increases.  For the year, we also increased wages demonstrating our commitment to our associates, and ensuring we continue to attract and retain fantastic team members.  Finally, I am extremely proud of our continued commitment to our local communities.  For 2021, our support to organizations within our markets increased 23.9% to a record $435,000.”

Income Statement

Net income for the 2021 fourth quarter ended December 31, 2021, was $7.7 million, compared to $6.8 million for the same period last year.  Net income per basic and diluted share for the 2021 fourth quarter was $0.59, compared to $0.60 for the same period last year.  The $0.01 decline in net income per basic and diluted share was due to a 16.7% year-over-year increase in the average shares outstanding as a result of the Perpetual Federal Savings Bank acquisition.  Net income for the 2021 twelve-month period ended December 31, 2021, was $23.5 million, compared to $20.1 million for the same period last year.  Net income per basic and diluted share for the 2021 twelve months was $2.01, compared to $1.80 for the same period last year.

Adjusted net income for the 2021 fourth quarter was $8.7 million, or $0.66 per diluted share, compared to $6.8 million, or $0.60 per diluted share in the prior year quarter. Adjusted net income accounts for the impact of one-time acquisition expenses.  Adjusted net income for the year ended December 31, 2021, was $26.6 million, or $2.28 per diluted share, compared to $20.1 million, or $1.80 per diluted share in the prior year.

Mr. Eller continued, “The Bank has had 19 consecutive months with an operating efficiency ratio in the 50% range when removing affiliate and acquisition expenses.  We believe earnings growth will accelerate throughout 2022 as our strong financial results benefit from our larger scale, strong asset quality, and prudent expense management.”

Deposits

At December 31, 2021, total deposits were $2.193 billion, an increase of 37.4% from December 31, 2020, and an increase of 17.5% from September 30, 2021.  In addition, F&M continues to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began.  The Company’s cost of interest-bearing liabilities improved to 0.48% for the year ended December 31, 2021, compared to 0.87% for the year ended December 31, 2020.

Loan Portfolio and Asset Quality

Total loans, net at December 31, 2021, increased 42.6% to $1.857 billion, compared to $1.303 billion at December 31, 2020.  The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of both the Perpetual Federal Savings Bank, Inc. and Ossian Financial Services, Inc. acquisitions.  Loans increased 15.9% organically from the same period a year ago when not including the Perpetual and Ossian acquisitions, and the impact of PPP loans.  During the 2021 fourth quarter and full year, the Company processed $6.9 million and $84.5 million, respectively, of PPP loan forgiveness and principal payments received, resulting in a total of $2.9 million of PPP loans within F&M’s loan portfolio at December 31, 2021.  Under the second round of PPP, F&M funded $51.2 million of PPP loans, protecting over 18,000 jobs.

Mr. Eller continued, “Our organic loan growth of 15.9% reflects the value of our community oriented financial services.  In addition, loan growth is benefitting from our recently opened office in Fort Wayne, Indiana, and new LPOs in Ohio, Indiana, and Michigan, as well as the contributions of our highly talented loan officers.  I believe our nimble, local and supportive lending culture is well positioned to serve commercial and retail customers throughout our growing footprint and I’m excited by our growth opportunities in 2022 and beyond.”

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors.  Nonperforming loans were $8.1 million or 0.43% of total loans at December 31, 2021, compared to $9.4 million, or 0.72% at December 31, 2020.  The year-over-year decrease in nonperforming loans occurred despite the addition of $385.1 million of loans associated with the Perpetual and Ossian acquisitions, reflecting strong asset quality at F&M as well as its recently acquired banks.

At December 31, 2021, there were no COVID-related payment modifications outstanding compared to 190 loans representing a balance of $165 million in deferrals at the peak in 2020.

“As we look to 2022, I am encouraged by the positive momentum underway across our business.  Our 2022 financial results are expected to reflect the full benefits of the Perpetual Federal Savings Bank, Inc., and Ossian Financial Services, Inc. acquisitions, the Adams County Financial Resources asset purchase, our new Fort Wayne office, our three new LPOs, and the completion of our office realignment program.  I am extremely proud of our record financial and operating results in 2021, and I am excited by the opportunities we have in 2022 and beyond to create additional value for our shareholders, customers, employees, and communities,” concluded Mr. Eller.

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 19.3% to $297.2 million at December 31, 2021, from $249.2 million at December 31, 2020. At December 31, 2021, the Company had a Tier 1 leverage ratio of 10.05%, compared to 11.20% at December 31, 2020.

Tangible stockholders’ equity increased to $215.5 million at December 31, 2021, compared to $192.5 million at December 31, 2020.  On a per share basis, tangible stockholders’ equity at December 31, 2021, was $16.49 per share, compared to $17.19 per share at December 31, 2020.

For the twelve months ended December 31, 2021, the Company declared cash dividends of $0.71 per share, which is a 7.6% increase over the 2020 twelve-month declared dividend payment.  F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 27 consecutive years.  For the twelve months ended December 31, 2021, the dividend payout ratio was 35.08% compared to 36.36% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Western Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties, and we have Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Oxford, Ohio.

Safe harbor statement

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended.  Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information.  For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP).  A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.  A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest Income
Loans, including fees	$21,008	$18,766	$16,259	$15,612	$17,061	$71,645	$65,317
Debt securities:
U.S. Treasury and government agencies	964	924	857	751	695	3,496	3,369
Municipalities	289	284	289	308	295	1,170	1,079
Dividends	49	44	31	50	35	174	142
Federal funds sold	10	10	6	5	5	31	20
Other	103	94	88	39	48	324	242
Total interest income	22,423	20,122	17,530	16,765	18,139	76,840	70,169
Interest Expense
Deposits	1,581	1,221	1,276	1,340	1,619	5,418	8,638
Federal funds purchased and securities sold under agreement to repurchase	155	165	163	166	170	649	775
Borrowed funds	361	87	115	222	226	785	980
Subordinated notes	291	199	-	-	-	490	-
Total interest expense	2,388	1,672	1,554	1,728	2,015	7,342	10,393
Net Interest Income - Before Provision for Loan Losses	20,035	18,450	15,976	15,037	16,124	69,498	59,776
Provision for Loan Losses	444	659	641	1,700	1,995	3,444	6,981
Net Interest Income After Provision For Loan Losses	19,591	17,791	15,335	13,337	14,129	66,054	52,795
Noninterest Income
Customer service fees	2,417	2,242	2,198	2,814	2,750	9,671	8,893
Other service charges and fees	1,026	1,010	874	838	980	3,748	3,602
Net gain on sale of loans	1,074	822	955	1,046	1,894	3,897	4,022
Net gain on sale of available-for-sale securities	-	-	-	293	-	293	270
Total noninterest income	4,517	4,074	4,027	4,991	5,624	17,609	16,787
Noninterest Expense
Salaries and wages	5,761	5,442	4,591	4,390	5,068	20,184	18,488
Employee benefits	1,792	1,621	1,915	1,994	1,140	7,322	5,601
Net occupancy expense	532	529	546	577	585	2,184	2,271
Furniture and equipment	782	903	848	791	760	3,324	3,143
Data processing	1,020	1,548	428	505	428	3,501	1,768
Franchise taxes	361	372	294	446	241	1,473	1,346
ATM expense	478	460	459	449	456	1,846	1,690
Advertising	431	439	331	235	353	1,436	1,332
Net (gain) loss on sale of other assets owned	13	219	227	(25)	20	434	7
FDIC assessment	265	296	276	236	223	1,073	633

Mortgage servicing rights amortization	266	285	524	505	247	1,580	1,031
Consulting fees	761	256	394	223	407	1,634	968
Other general and administrative	1,964	1,951	2,227	2,033	1,358	8,175	6,098
Total noninterest expense	14,426	14,321	13,060	12,359	11,286	54,166	44,376
Income Before Income Taxes	9,682	7,544	6,302	5,969	8,467	29,497	25,206
Income Taxes	1,999	1,624	1,319	1,060	1,691	6,002	5,111
Net Income	7,683	5,920	4,983	4,909	6,776	23,495	20,095
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	(5,170)	173	786	(6,737)	(207)	(10,948)	6,091
Reclassification adjustment for realized gain on sale of available-for-sale securities	-	-	-	(293)	-	(293)	(270)
Net unrealized gain (loss) on available- for-sale securities	(5,170)	173	786	(7,030)	(207)	(11,241)	5,821
Tax expense (benefit)	(1,085)	36	165	(1,476)	(44)	(2,360)	1,222
Other comprehensive income (loss)	(4,085)	137	621	(5,554)	(163)	(8,881)	4,599
Comprehensive Income (Loss)	$3,598	$6,057	$5,604	$(645)	$6,613	$14,614	$24,694
Basic and Diluted Earnings Per Share	$0.59	$0.53	$0.44	$0.44	$0.60	$2.01	$1.80
Dividends Declared	$0.19	$0.18	$0.17	$0.17	$0.17	$0.71	$0.66

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$135,485	$112,875	$93,636	$118,139	$98,279
Federal funds sold	45,338	45,203	57,483	57,361	77,427
Total cash and cash equivalents	180,823	158,078	151,119	175,500	175,706

Interest-bearing time deposits	10,913	14,622	18,597	4,405	4,653
Securities - available-for-sale	429,931	426,717	407,500	352,974	307,812
Other securities, at cost	8,162	4,905	6,419	5,939	5,939
Loans held for sale	7,714	3,735	8,041	7,511	7,740
Loans, net	1,841,177	1,479,864	1,443,336	1,327,254	1,289,318
Premises and equipment	26,913	26,476	26,915	26,703	27,063
Goodwill	80,434	55,214	56,066	47,340	47,340
Mortgage servicing rights	3,157	3,097	3,146	3,444	3,320
Other real estate owned	159	167	198	148	71
Bank owned life insurance	27,558	27,397	27,218	25,347	25,208
Other assets	21,359	18,711	18,310	16,720	15,374
Total Assets	$2,638,300	$2,218,983	$2,166,865	$1,993,285	$1,909,544

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$473,689	$438,076	$443,863	$384,558	$351,147
Interest-bearing
NOW accounts	650,466	646,237	652,078	605,533	542,317
Savings	597,828	529,532	501,687	451,043	455,145
Time	471,479	252,383	256,445	242,717	247,553
Total deposits	2,193,462	1,866,228	1,854,073	1,683,851	1,596,162

Federal funds purchased and securities sold under agreements to repurchase	29,268	29,601	29,882	30,072	30,239
Federal Home Loan Bank (FHLB) advances	24,065	17,868	17,868	17,840	17,861
Other borrowings	40,000	-	-	-	-
Subordinated notes, net of unamortized issuance costs	34,471	34,441	-	-	-
Dividend payable	2,461	2,002	1,888	1,889	1,889
Accrued expenses and other liabilities	17,406	14,097	12,569	12,805	14,233
Total liabilities	2,341,133	1,964,237	1,916,280	1,746,457	1,660,384

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,063,999 shares 12/31/21 and 12,230,000 shares 12/31/20	122,674	81,382	82,259	82,030	81,804
Treasury stock - 997,766 shares 12/31/21, 1,032,456 shares 12/31/20	(11,724)	(11,718)	(12,172)	(11,962)	(11,932)
Retained earnings	189,401	184,181	179,734	176,617	173,591
Accumulated other comprehensive income (loss)	(3,184)	901	764	143	5,697
Total stockholders' equity	297,167	254,746	250,585	246,828	249,160
Total Liabilities and Stockholders' Equity	$2,638,300	$2,218,983	$2,166,865	$1,993,285	$1,909,544

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Twelve Months Ended
Selected financial data	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2021
Return on average assets	1.17%	1.12%	0.90%	1.01%	1.43%	1.05%	1.14%
Return on average equity	10.94%	9.32%	8.00%	7.87%	11.04%	9.09%	8.38%
Yield on earning assets	3.59%	3.85%	3.53%	3.71%	4.09%	3.66%	4.25%
Cost of interest bearing liabilities	0.51%	0.45%	0.44%	0.53%	0.64%	0.48%	0.87%
Net interest spread	3.08%	3.40%	3.09%	3.18%	3.45%	3.18%	3.38%
Net interest margin	3.21%	3.53%	3.21%	3.33%	3.63%	3.31%	3.62%
Efficiency	58.76%	63.50%	64.98%	62.57%	52.20%	62.39%	58.17%
Dividend payout ratio	32.03%	33.81%	37.89%	38.48%	27.77%	35.08%	36.36%
Tangible book value per share (1)	$16.49	$17.33	$16.94	$17.50	$17.19
Tier 1 capital to average assets	8.47%	9.45%	8.78%	10.39%	10.46%	10.05%	11.20%
Average Shares Outstanding	13,046,299	11,209,732	11,191,043	11,197,012	11,177,765	11,664,852	11,146,270

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	December 31, 2021	September 30, 2021	March 31, 2021	March 31, 2021	December 31, 2020
(Dollar amounts in thousands)
Commercial real estate	$848,477	$728,852	$691,122	$618,754	$588,825
Agricultural real estate	198,343	179,374	189,742	179,945	189,159
Consumer real estate	395,873	202,454	194,715	175,675	175,588
Commercial and industrial	208,270	194,767	216,609	202,958	189,246
Agricultural	118,368	105,580	100,756	100,022	94,358
Consumer	57,737	55,521	56,427	54,445	52,540
Other	32,089	31,096	13,549	14,088	15,757
Less: Net deferred loan fees and costs	(1,738)	(2,082)	(4,497)	(4,208)	(2,483)
Total loans, net	$1,857,419	$1,495,562	$1,458,423	$1,341,679	$1,302,990

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
(Dollar amounts in thousands)
Nonaccrual loans	$8,076	$6,248	$7,031	$8,139	$9,404
Troubled debt restructuring	$7,614	$6,035	$5,492	$5,774	$6,514
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$8,076	$6,248	$7,031	$8,139	$9,404
Other real estate owned	$159	$167	$198	$148	$71
Nonperforming assets	$8,235	$6,415	$7,229	$8,287	$9,475

(Dollar amounts in thousands)
Allowance for loan and lease losses	$16,242	$15,698	$15,087	$14,425	$13,672
Allowance for loan and lease losses/total loans	0.87%	1.05%	1.03%	1.08%	1.05%
Net charge-offs:
Quarter-to-date	$(101)	$48	$(21)	$947	$205
Year-to-date	$874	$974	$926	$947	$537
Net charge-offs to average loans
Quarter-to-date	-0.01%	0.00%	0.00%	0.07%	0.02%
Year-to-date	0.06%	0.07%	0.07%	0.07%	0.04%
Nonperforming loans/total loans	0.43%	0.42%	0.48%	0.61%	0.72%
Allowance for loan and lease losses/nonperforming loans	201.11%	251.26%	214.58%	177.24%	145.47%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2021			December 31, 2020
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,843,942	$21,008	4.56%	$1,336,538	$17,061	5.11%
Taxable investment securities	421,676	1,228	1.16%	250,601	916	1.46%
Tax-exempt investment securities	18,303	74	2.05%	23,216	109	2.38%
Fed funds sold & other	218,481	113	0.21%	169,116	53	0.13%
Total Interest Earning Assets	2,502,402	$22,423	3.59%	1,779,471	$18,139	4.09%

Nonearning Assets	125,930			112,177

Total Assets	$2,628,332			$1,891,648

Interest Bearing Liabilities:
Savings deposits	$1,262,214	$767	0.24%	$967,355	$705	0.29%
Other time deposits	481,119	814	0.68%	253,023	914	1.44%
Other borrowed money	64,008	361	2.26%	17,775	226	5.09%
Fed funds purchased & securities
sold under agreement to repurchase	29,403	155	2.11%	30,100	170	2.26%
Subordinated notes	34,451	291	3.38%	-	-	0.00%
Total Interest Bearing Liabilities	$1,871,195	$2,388	0.51%	$1,268,253	$2,015	0.64%

Noninterest Bearing Liabilities	476,122			377,791

Stockholders' Equity	$281,015			$245,604

Net Interest Income and Interest Rate Spread		$20,035	3.08%		$16,124	3.45%

Net Interest Margin			3.21%			3.63%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Twelve Months Ended			For the Twelve Months Ended
	December 31, 2021			December 31, 2020
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,522,088	$71,645	4.71%	$1,313,675	$65,317	4.98%
Taxable investment securities	377,887	4,514	1.19%	219,044	4,136	1.89%
Tax-exempt investment securities	18,365	326	2.25%	24,958	454	2.30%
Fed funds sold & other	187,003	355	0.19%	99,304	262	0.26%
Total Interest Earning Assets	2,105,343	$76,840	3.66%	1,656,981	$70,169	4.25%

Nonearning Assets	124,649			113,303

Total Assets	$2,229,992			$1,770,284

Interest Bearing Liabilities:
Savings deposits	$1,145,636	$2,467	0.22%	$879,669	$3,942	0.45%
Other time deposits	306,600	2,951	0.96%	264,827	4,696	1.77%
Other borrowed money	29,479	785	2.66%	21,245	980	4.61%
Fed funds purchased & securities
sold under agreement to repurchase	29,831	649	2.18%	32,363	775	2.39%
Subordinated notes	14,777	490	3.32%	-	-	0.00%
Total Interest Bearing Liabilities	$1,526,323	$7,342	0.48%	$1,198,104	$10,393	0.87%

Noninterest Bearing Liabilities	445,144			332,482

Stockholders' Equity	$258,525			$239,698

Net Interest Income and Interest Rate Spread		$69,498	3.18%		$59,776	3.38%

Net Interest Margin			3.31%			3.62%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

Non-GAAP Earnings Per Share
(in thousands of dollars, expect per share data)	Three Months	Twelve Months
	December 31, 2021	December 31, 2021

Net income as reported	$7,683	$23,495
Acquisition expenses	1,192	3,859
Tax effect	(216)	(728)
Adjusted net income	8,659	26,626
Less: distributed earnings allocated to participating securities	(20)	(70)
Less: undistributed earnings allocated to participating securities	(54)	(146)
Net earnings available to common shareholders	$8,585	$26,410

Weighted average common shares outstanding including participating securities	13,046,299	11,664,852
Less: average unvested restricted shares	(111,131)	(94,634)
Weighted average common shares outstanding	12,935,168	11,570,218
Basic earnings and diluted per share	$0.66	$2.28

	Twelve Months
	December 31, 2021	December 31, 2021
Reconciliation of Efficiency Ratio	Non-GAAP	Actual

Net interest income (+)	65,757	69,498
Noninterest income (+)	17,609	17,609
Gain on security sale (-)	293	293
Operating expenses (/)	50,307	54,166
Efficiency Ratio	60.56%	62.39%

	Twelve Months
	December 31, 2021	December 31, 2021
Reconciliation of Return on Average Assets	Non-GAAP	Actual

Net income	$23,495	$23,495
Less: accelerated net fee income for forgiveness of PPP loans	(3,741)	-
Acquisition expenses	3,859	-
Tax effect	58	-
Adjusted net income	$23,671	$23,495

Average Assets	$2,229,992	$2,229,992

Return on Average Assets	1.06%	1.05%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (continued)

	Twelve Months
	December 31, 2021	December 31, 2021
Reconciliation of Return on Average Tangible Equity	Non-GAAP	Actual

Net income	$23,495	$23,495
Acquisition expenses	3,859	-
Tax effect	(728)	-
Adjusted net income	$26,626	$23,495

Average Tangible Equity	$203,450	$203,450

Return on Average Tangible Equity	13.09%	11.55%